SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)

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[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                              AVESIS INCORPORATED
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                               AVESIS INCORPORATED
                       3724 NORTH THIRD STREET, SUITE 300
                             PHOENIX, ARIZONA 85012

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 7, 2002

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TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Avesis Incorporated, a Delaware corporation (the "Company"), will be held on Friday, June 7, 2002 at 11:00 a.m. local Maryland time, at 10324 S. Dolfield Road, Owings Mills, MD 21117, for the following purposes:

     1. To elect seven directors for the ensuing year and until their successors are elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001, which includes audited financial statements, also accompanies this Notice.

     Only stockholders of record at the close of business on April 19, 2002 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. A list of stockholders entitled to vote at the meeting will be open for inspection at the Company's corporate headquarters for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person.

                                   Sincerely,


                                   Alan S. Cohn
                                   President and Chief Executive Officer

Phoenix, Arizona
May 10, 2002

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Please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to assure representation of your shares, whether or not you expect to attend the Annual Meeting. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.

                               AVESIS INCORPORATED
                       3724 NORTH THIRD STREET, SUITE 300
                             PHOENIX, ARIZONA 85012

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                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 7, 2002

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                SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

     Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of Avesis Incorporated (the "Company"). All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction on the proxies. If no direction is indicated, the shares will be voted for the Company's nominees for election as directors at the Annual Meeting. The Board of Directors is not aware of any other matter that may come before the meeting. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     When stock is in the name of more than one person, the proxy is valid if signed by any of such persons unless the Company receives written notice to the contrary. If the stockholder is a corporation, an executive or other authorized officer should sign the proxy in the name of such corporation. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished.

     This Proxy Statement and the form of proxy that is enclosed are being mailed to the Company's stockholders commencing on or about May 6, 2002.

     A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting, filing a written notice or revocation and voting in person the shares to which the proxy relates.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the directors, officers and employees of the Company. Such persons will receive no additional compensation for such services. Arrangements may also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, whereby such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith. All expenses incurred in connection with this solicitation will be borne by the Company.

     The mailing address of the principal corporate office of the Company is 3724 North Third Street, Suite 300, Phoenix, Arizona 85012.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only stockholders of record at the close of business on April 19, 2002 (the "Record Date") will be entitled to vote at the meeting. On the Record Date, there were issued and outstanding 7,618,425 shares of Common Stock, 4,700 shares of $10 Class A Nonvoting Cumulative Convertible Preferred Stock, Series 2 ("Series 2 Shares") and 256,721 shares of $3.75 Class A Senior Nonvoting Cumulative Convertible Preferred Stock, Series A ("Series A Shares" or "Series A Preferred"). Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company's Common Stock held of record on the Record Date. The Series 2 Shares and Series A Shares do not have voting rights with respect to the matters included on the Annual Meeting agenda. The presence of a majority of the Common Stock, in person or by proxy, is required to constitute a quorum for the conduct of business at the Annual Meeting. The Inspector of Election appointed by the Board of Directors shall determine the shares represented at the meeting and the validity of proxies and ballots, and shall count all votes and ballots. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present. A "plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. Shares for which authority is withheld to vote for director nominees and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are considered present for purposes of establishing a quorum but will have no effect on the election of directors except to the extent that the failure to vote for a director nominee results in another nominee's receiving a larger percentage of votes cast. Votes attempted to be cast against a candidate are not given legal effect and are not counted as votes cast in an election of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of April 4, 2002, there were 7,618,425 shares of Common Stock, 4,700 Series 2 Shares and 256,721 Series A Shares outstanding. The table below sets forth as of April 4, 2002, certain information regarding the shares of Common Stock and Series A Preferred Stock beneficially owned by each director of the Company and each named executive officer in the Summary Compensation table set forth in Item 10, by all of the Company's executive officers and directors as a group, and by those persons known by the Company to have owned beneficially more than 5% of the outstanding shares of Common Stock, which information as to beneficial ownership is based upon statements furnished to the Company by such persons. None of the directors or executive officers owns any Series 2 Shares.

                                                             Common issuable upon conversion or exercise of: (1)
                                                             ---------------------------------------------------

                                                                                                   Total Common
                                                                            % of                      Stock
                                                    % of     Series A     Series A                 Beneficially        Percent of
                                    Common         Common    Preferred    Preferred                  Owned (1)      Common Stock (2)
Name and Address                     Stock          Stock      Stock        Stock      Options    (fully diluted)   (fully diluted)
----------------                     -----          -----      -----        -----      -------    ---------------   ---------------
Gerald L. Cohen*                    253,359          3.3      20,292          7.9           --         456,279             5.8

William R. Cohen*                   161,117 (3)      2.1      10,552          4.1           --         266,637             3.5

William L. Richter (4)            1,239,620         16.3      86,974         33.9           --       2,109,360            24.9
c/o Richter Investment Corp.
450 Park Ave., 28th Floor
New York, NY 10022

Kenneth L. Blum, Sr                 185,000 (5)      2.4      38,875         15.1           --         573,750             7.2
17133 Ericarose Street
W. Boca Raton, FL 33496

Kenneth L. Blum, Jr               1,814,750         23.8          --           --      169,000       1,983,750            25.5
10324 S. Dolfield Rd
Owings Mills, MD 21117

Alan S. Cohn                      1,804,750         23.7          --           --      169,000       1,973,750            25.3
10324 S. Dolfield Rd
Owings Mills, MD 21117

Brent D. Layton                      46,376          0.6%         --           --       25,000          71,376             0.9
3600 Dallas Highway, N.W
Suite 230-393
Marietta, GA 30064

Sam Oolie                           220,021 (6)      2.9      24,023          9.4      100,000         560,251             7.0
Oolie Enterprises
11 Industrial Avenue
Upper Saddle River, NJ 07458

All directors and                 5,504,972 (3)     72.3     156,693         61.0      563,000       7,634,902            78.3
Executive officers as
a group (9 persons)

* Business Address: 3724 North Third Street, Suite 300, Phoenix, Arizona 85012.

(1) Includes shares of Common Stock with respect to which the identified person had the right to acquire beneficial ownership on or within 60 days of the date of the above table pursuant to the Series A Preferred or options, as indicated. Each share of Series A Preferred Stock indicated in the table is convertible into 10 shares of Common Stock and such shares of Common Stock are included in the total Common Stock beneficially owned.

(2) The percentages shown include Common Stock actually owned as of the date of the above table and Common Stock as to which the person had the right to acquire beneficial ownership within 60 days of such date pursuant to the Series A Preferred or options, as indicated. In calculating the percentage of ownership, all shares of Common Stock which the identified person had the right to acquire within 60 days of the date of the above table are deemed to be outstanding when computing the percentage of Common Stock owned by such person but are not deemed to be outstanding when computing the percentage of Common Stock owned by any other person.

(3) Includes 6.67% of the 6,337 shares of Common Stock and 19,412 shares of Series A Preferred stock held by an affiliated corporation, with respect to which William R. Cohen owns 6.67% of the outstanding stock.

(4) Includes 462,500 shares of Common Stock and shares of Common Stock issuable upon conversion of 40,713 shares of Series A indirectly owned via an affiliated corporation, Richter Investment Corp. ("RIC"), which thereby beneficially owns in its own name 869,630 shares or 10.8% of the Company's Common Stock. Also includes shares of Common Stock issuable upon conversion of 2,500 shares of Series A Preferred and 15,169 shares of Common Stock held by family members, as to which Mr. Richter disclaims beneficial ownership.

(5)  Includes 140,000 shares of Common Stock held by Mr. Blum's spouse.

(6) Includes 20% of the 6,337 shares of Common Stock and 19,412 shares of Series A Preferred stock held by an affiliated corporation, with respect to which Mr. Oolie owns 20% of the outstanding stock. Also includes 8,679 shares of Common Stock owned by Mr. Oolie's wife, as to which Mr. Oolie disclaims beneficial ownership.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

VOTE REQUIRED; NOMINEES

     The Company has nominated seven persons for election at the 2002 Annual Meeting as directors for terms expiring at the 2003 Annual Meeting and until their successors have been duly elected and qualified. Each of the nominees currently is a director of the Company.

     SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR THE COMPANY'S NOMINEES, UNLESS OTHERWISE SPECIFIED ON THE PROXY. If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the Company's management may recommend in the place of such nominee. The management has no reason to believe that any of the nominees will not be candidates or will be unable to serve.

     All directors will hold office until the next Annual Meeting of Stockholders and the election and qualification of their successors. Officers are elected annually and serve at the pleasure of the Board of Directors.

     Set forth below is certain biographical information (including principal occupations) relating to the nominees, as of April 4, 2002.

     William R. Cohen, 70, Co-Chairman of the Board, has served as a Director of the Company since April 1986. Mr. Cohen is the Chairman of Go Lightly Candy Company. Mr. Cohen has served as Chairman of American Mobile Communications, a cellular communications company, and has also held various positions with CFC Associates, a venture capital partnership, and its predecessor organizations. Mr. Cohen serves as a lifetime trustee of the Hospital Center, Orange, New Jersey. Mr. Cohen is not related to Gerald L. Cohen.

     William L. Richter, 59, Co-Chairman of the Board, has been a Director of the Company since August 1993. Mr. Richter has been President of Richter Investment Corp., a merchant banking firm, (or its predecessor organization) for the past thirteen years and has been a Senior Managing Director of Cerberus Capital Management, L.P., an asset management organization (or its predecessor organizations) since its founding in late 1992. Mr. Richter was Co-Chairman of Rent-A-Wreck of America, Inc., an automobile rental franchiser, from November 1989 to June 1993 and has been Vice Chairman of that Company since June 1993.

     Kenneth L. Blum, Sr., 75, has served as a Director of the Company since August 1993. Mr. Blum was acting President and Chief Executive Officer of the Company from September 1996 to May 1998. Mr. Blum has been Chairman of the Board of Rent-A-Wreck of America, Inc., an automobile rental franchiser, since June 1993, President from June 1993 to October 1994, and Chief Executive Officer since January 1994. Mr. Blum has been the President of KAB Leasing, Inc., an automobile wholesaler, since its inception during 1998. Mr. Blum has been the President of KAB, Inc., a management company, since 1990. Mr. Blum co-founded United HealthCare, Inc., a Baltimore, Maryland-based healthcare company, in 1974 and served as its President and Chief Executive Officer until 1990. Since 1990, Mr. Blum has been a management consultant to a variety of companies, including National Computer Services, Inc., a computer service bureau; American Business Information Systems, Inc., a high-volume laser printing company; and Mail-Rx, a mail-order prescription drug company. Mr. Blum is the father of Kenneth L. Blum, Jr. and the father-in-law of Alan S. Cohn. See "Management Services Agreement."

     Gerald L. Cohen, 57, has served as a Director of the Company since March 1985. Mr. Cohen is a managing director of Greenley Capital Company, a limited partnership which is a New York-based investment banking firm. Mr. Cohen is the sole shareholder of the general partner (Greenley Corp.) of Greenley Capital Company. From August 1982 through April 1989, Mr. Cohen was a managing director of Richter, Cohen & Co., a New York-based investment banking firm. Mr. Cohen is not related to William R. Cohen.

     Brent D. Layton, 34, became a Director of the Company as of April 2000. Mr. Layton has been the President of Layton & Associates, Inc., a health care consulting firm, since 1995, and has been a consultant to the Company since September 1999. Most recently he was the General Manager of SouthernStates Eye Care and has been an owner of five different IPAs. He served as a Deputy Insurance Commissioner in Georgia from 1991 to 1995.

     Alan S. Cohn, 46, became the President and CEO of the Company as of June 1998 and a Director of the Company as of August 1998. Mr. Cohn is providing management services on behalf of the Company through an arrangement with National Health Enterprises. Mr. Cohn has been a management consultant for NHE and KAB, Inc. since 1993 and 1990, respectively. Since 1990, Mr. Cohn has been a principal or management consultant to a variety of companies, including National Computer Services, Inc., a computer service bureau; American Business Information Systems, Inc., a high-volume laser printing company; Rent-A-Wreck of America, Inc., an automobile rental franchiser; Allscripts, Inc., formerly Physician Dispensing Systems, Inc., a pharmaceutical dispensing company; Lawphone, Inc., a prepaid legal fee company; and Mail-Rx, a mail-order prescription drug company. Mr. Cohn is the son-in-law of Kenneth L. Blum, Sr., the Company's former acting President and CEO, and a member of the Board of Directors.

     Kenneth L. Blum, Jr., 38, became the Corporate Secretary of the Company as of November 2000 and has been a Director of the Company since August 1998. Mr. Blum is the President, Chief Executive Officer and the sole stockholder of NHE. Mr. Blum is also President and Secretary of Rent-A-Wreck of America, Inc., an automobile rental franchiser, President of National Computer Services, Inc., a computer service bureau, and President of American Business Information Systems, Inc., a high-volume laser printing company. Kenneth L. Blum, Sr., the Company's former acting President and CEO, and a member of the Board of Directors, is the father of Kenneth L. Blum, Jr. See "Management Services Agreement."

EXECUTIVE OFFICERS; NATIONAL HEALTH ENTERPRISES

     Alan S. Cohn, 46, has been President and Chief Executive Officer of the Company since June 1998. See - "Vote Required; Nominees" for additional information.

     Kenneth L. Blum, Jr., 38, has been the Corporate Secretary of the Company since November 2000. See - "Vote Required; Nominees" for additional information.

     Shannon R. Barnett, 34, has been the Controller of the Company (Principal Accounting Officer) since August 1996 and was a Senior Accountant of the Company from November 1995 until August 1996. Ms. Barnett was Assistant Controller of Quality Hotel and Marlyn Nutraceuticals, a vitamin manufacturer, from September 1994 until November 1995 and Staff Accountant of General Atlantic Resources, Inc., an oil and gas company, from November 1992 until June 1994.

     Joel H. Alperstein, 33, has been the Treasurer of the Company since December 1997, the Chief Financial Officer of the Company since December 1999 and the Director of Finance of the Company from January 1997 until December 1999. Mr. Alperstein has been a management consultant to American Business Information Systems, Inc., a high-volume laser printing company, since March 1999 and Rent-A-Wreck of America, Inc., an automobile rental franchiser, since December 1999. Mr. Alperstein has a Masters of Business Administration from Loyola College of Maryland and is a Certified Public Accountant.

     Effective March 18, 1993, the Company entered into a Management Agreement (the "Management Agreement") with National Health Enterprises, Inc., a Maryland corporation ("NHE") pursuant to which NHE agreed to manage substantially all aspects of the Company's business, subject to certain limitations and the direction of the Company's Board of Directors. See - "Certain Relationships and Related Transactions."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common and Preferred Stock are required to report their initial ownership of the Company's Common and Preferred Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates. The Company believes that all of these filing requirements were satisfied during the year ended December 31, 2001, except that Messrs. Cohn and Blum, Jr. each reported transactions from July 2001 on Form 4s dated February 8, 2002. In making these disclosures, the Company has relied solely on representations obtained from certain of its former and current directors, executive officers and ten percent holders and/or copies of the reports that they have filed with the Commission.

MEETINGS AND COMMITTEES

     The Audit Committee of the Board of Directors consists of Gerald Cohen and William Cohen. This committee recommends engagement of the Company's independent public accountants and is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. A meeting of the audit committee was held during April 2002, to discuss the December 31, 2001 financial statements and take the other actions described below.

     Currently, there is no nominating or compensation committee or other committee performing similar functions. The Company has not adopted a written audit committee charter.

     The Board of Directors of the Company held a total of two meetings (including telephonic meetings) during the year ended December 31, 2001. During the year ended December 31, 2001, all directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees, if any, upon which such director served except for Gerald Cohen who attended one of the two meetings of the Board of Directors.

     No member of the Audit Committee is employed or has any other material relationship with the Company. The members are "independent" directors as defined in Rule 4200(a)(15) of the listing standards for the National Association of Securities Dealers, Inc.

     In connection with its function to oversee and monitor the financial reporting process of the Company, the Committee has done the following during 2001 and the beginning of 2002:

     a. reviewed and discussed the audited financial statements of the Company for the fiscal years ended December 31, 2001 and 2000 with both the Company's auditors and management;

     b. discussed with KPMG LLP, the Company's independent auditors, those matters relating to the quality of the Company's financial statements which are required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss. 380); and

     c. received the written disclosure and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP its independence.

     Based on the foregoing, the Audit Committee recommended to the Board of Directors that those audited financial statements be included in the Company's annual report on Form 10-KSB for the year ended December 31, 2001.

     In addition, the Audit Committee also considered the fees paid to KPMG LLP for services during 2001. See "Auditors and Auditors' Fees" below. The Audit Committee believes that provision of other services by our independent auditors is compatible with maintaining KPMG's independence.

                                 AUDIT COMMITTEE
                                 GERALD L. COHEN
                                 WILLIAM R. COHEN

STOCK OPTIONS

         Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal
                           Year-End Option/SAR Values

     The following table sets forth information for the Company's Chief Executive Officer concerning the number and value of stock options outstanding at the end of the fiscal year. The Company's CEO did not exercise any stock options during fiscal year 2001. No SARs are outstanding.

                                                     Number of Securities Underlying        Value of Unexercised
                                                       Unexercised Options/SARs at      In-the-Money Options/SARs at
                      Shares                               Fiscal Year-End (#)             Fiscal Year-End ($)(1)
                    Acquired on    Value Realized    ------------------------------     ----------------------------
Name                Exercise (#)         ($)         Exercisable   Unexercisable(2)     Exercisable    Unexercisable
----                ------------   --------------    -----------   ----------------     -----------    -------------
Alan S. Cohn, CEO        0               $0            169,000             0              $9,295             $0

(1) Based on the average of the December 31, 2001 bid and asked price of the common stock as such quotations are reported by the National Quotation Bureau, Inc. via the NASD Electronic Bulletin Board.
(2)  Represents unvested options at the end of fiscal 2001.

                           SUMMARY COMPENSATION TABLE

     The following table and related notes set forth information regarding the compensation awarded to, earned by or paid to the Company's Chief Executive Officer during the years ended December 31, 2001 and 2000, and the transition period ended December 31, 1999. No executive officer that was serving as an executive officer during the year ended December 31, 2001 received salary and bonus that aggregated at least $100,000 for services rendered to the Company.

                                                      Annual Compensation           Long Term Compensation Awards
                                                      -------------------       --------------------------------------
Name and Principal Position            Year                Salary ($)           Securities Underlying Options/SARs (#)
---------------------------            ----                ----------           --------------------------------------
Alan S. Cohn, CEO (1)                  2001                   $0                                  --
                                       2000                   $0                                  --
                                Transition Period             $0

(1) Mr. Cohn is compensated through the Management Agreement with National Health Enterprises, Inc. The Company paid $300,000, $300,000 and $175,000 under the Management Agreement during the years ended December 31, 2001 and 2000, and the transition period ended December 31, 1999, respectively. The Company also incurred approximately $96,185, $149,184 and $155,167 under the Marketing Representation Agreement during the years ended December 31, 2001 and 2000, and the transition period ended December 31, 1999, respectively.

     See also - "Certain Relationships and Related Transactions - Management
                 Agreement."

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL ARRANGEMENTS

     No employment contracts, termination of employment, or change-in-control arrangements currently exist except for the National Health Enterprises, Inc. arrangement described below.

DIRECTOR COMPENSATION

     Directors are reimbursed for out-of-pocket expenses incurred in connection with each Board of Directors or committee meeting attended. Directors who also are employees of the Company are eligible to participate in the Company's Incentive Stock Option Plan and the Company's 401(k) Plan, and all directors are eligible to participate in the Company's 1993 Stock Option Plan (the "1993 Plan").

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     MANAGEMENT AGREEMENT. On December 12, 1997 the Company's Board of Directors agreed to extend the term of the Company's Management Agreement with NHE to March 18, 2003. Also, effective March 18, 1998, the Company's Board of Directors agreed to increase the cash compensation paid to NHE under the Management Agreement by $50,000 per year to $250,000 per year. On May 3, 1999, the Company's Board of Directors agreed to increase the cash compensation paid to NHE under the Management Agreement by an additional $50,000 per year to $300,000 per year. Messrs. Blum Sr., Blum Jr. and Cohn abstained from voting because of their relationship with NHE. The later increase became effective as of June 1, 1999.

     STOCK OPTION GRANT. Pursuant to the Management Agreement, on March 18, 1993, the Company issued options (the "Options") to NHE for the purchase of up to 4,400,000 shares of the Company's Common Stock. Also pursuant to the Management Agreement, the Company entered into a Registration Rights Agreement effective March 18, 1993 with NHE, Mr. Blum, Jr. and Mr. Cohn.

     The original provisions of the Stock Option Grant allowed for the assignment of options to employees and consultants working for the Company. The provisions of the assignments called for the reversion back of the options to NHE should the individuals assigned the options cease to perform substantial services for the Company. During May 2001, 348,000 options reverted back to NHE and were equally distributed to Mr. Blum, Jr. and Mr. Cohn, for no value received. These options are exercisable at $0.48 per share and will expire on March 18, 2003. During July 2001, Mr. Blum, Jr. and Mr. Cohn each assigned 5,000 options to a consultant working with the Company. No profit was derived from these transactions.

     MARKETING AGREEMENT. Effective March 18, 1993, the Company and NHE entered into a Marketing Representation Agreement (the "Marketing Agreement") pursuant to which NHE is entitled to receive a commission equal to 7 1/2% of the enrollment fees (as defined) from Sponsor contracts generated by NHE. The Company also agreed to pay NHE commissions equal to 2 1/2% of the enrollment fees from Sponsor contracts with respect to which NHE provides marketing assistance in procuring the contract, but does not itself generate the initial Sponsor contact. The term of the Marketing Agreement is coextensive with that of the Management Agreement. During the years ended December 31, 2001 and 2000, the Company paid approximately $96,000 and $149,000, respectively, to NHE under the Marketing Agreement. For the years ended December 31, 2001 and 2000, the Company paid approximately $13,800 and $13,700, respectively, in reimbursable marketing expenses to NHE under the Marketing Agreement.

     REAL ESTATE LEASE. On June 3, 1999, the Company entered into a lease agreement with KA Real Estate Associates, LLC, for office space in Owings Mills, Maryland. KA Real Estate Associates, LLC is owned by Messrs. Cohn and Blum, Jr. The Company paid $28,172 and $23,393 in rent and related expenses during the years ended December 31, 2001 and 2000, respectively.

     INVESTMENT BANKING SERVICES. On May 3, 1999, the Company's Board of Directors approved a cash payment to Richter & Co., Inc. at an annual rate of $30,000 under the Investment Banking Agreement. Mr. Richter abstained from voting due to his relationship to Richter & Co., Inc. The payment commenced as of June 1, 1999. Richter & Co., Inc. was merged into its parent company, Richter Investment Corp., as of December 31, 1999. The Investment Banking Agreement was modified in light of the fact that Richter Investment Corp. is not a broker-dealer.

     During the years ended December 31, 2001 and 2000, Richter Investment Corp. received fees of $3,750 and $14,906, respectively, under the Investment Banking Agreement for services rendered related to the Southern States Eye Care, LLC asset acquisition.

     SOFTWARE DEVELOPMENT SERVICES. During fiscal 1995, the Company contracted with National Computer Services, Inc. ("NCS") to develop software related to the Company's vision, dental and hearing programs. The Company did not pay any development fees related to the software during the years ended December 31, 2001 and 2000. Additionally, the Company had contracted with NCS to lease its computer system for approximately $1,000 per month. The Company paid $1,000 and $12,000 of computer lease charges for the years ended December 31, 2001 and 2000, respectively. The Company terminated its computer system lease agreement with NCS as of January 31, 2001. Kenneth L. Blum, Jr., a Director, is President and a stockholder of NCS and the son of Kenneth L. Blum, Sr., the former Acting President and CEO, and a Director of the Company.

     LAYTON CONSULTING AGREEMENT. On September 9, 1999 the Company entered into a consulting agreement with Brent Layton, a Director. The Consulting Agreement originally called for a monthly cash payment of $2,000, which was increased to $3,000 per month as of April 2000 and $4,000 per month as of January 2001. The Consulting Agreement contains a stock option grant for 100,000 shares of the Company's Common Stock. The exercise price of such options is $.60 per share, which was at least the fair market value of the Company's Common Stock on the date of grant. Options for 10,000 shares of Common Stock automatically vest at the end of 2 years of continuous service to the Company. The balance of the options vest in increments of 10,000 shares of Common Stock for each $1,000,000 of new annualized revenue of which Mr. Layton is the proximate cause. As of April 4, 2002, 25,000 of the 100,000 options were exercisable.

                                  OTHER MATTERS

     At the date of this Proxy Statement, the Company is unaware of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

                           AUDITORS AND AUDITORS' FEES

     The Company has selected KPMG LLP to audit the consolidated financial statements of the Company for the year ending December 31, 2001. KPMG LLP's representatives are not expected to be present at the Annual Meeting.

     Fees (including reimbursement for out-of-pocket expenses) paid to KPMG LLP for services in fiscal 2001 were as follows:

AUDIT FEES

     The aggregate fees billed by KPMG for professional services rendered for the audit of the Company's annual financial statements for the 2001 fiscal year and the reviews of the financial statements included in the Company's Forms 10-QSB for the 2001 fiscal year are $56,450.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not incur any fees from KPMG for professional services rendered for the design, implementation, operation or supervision of the financial information systems of the Company for the 2001 fiscal year.

ALL OTHER FEES

     The aggregate fees billed by KPMG for all services, other than for services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the 2001 fiscal year were $18,100.

                              REPORT ON FORM 10-KSB

     A copy of the Company's Form 10-KSB with exhibits for the year ended December 31, 2001 has been enclosed with this Proxy Statement.

                              STOCKHOLDER PROPOSALS

     Any stockholder proposal intended for inclusion in the proxy material for the 2003 Annual Meeting of Stockholders must be received in writing by the Company, at the address set forth on the first page of the Proxy Statement, on or before January 6, 2003. Any such proposal will be subject to Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

     Notice of Stockholder proposals for presentation at the 2003 Annual Meeting, but which are not going to be presented to the Company for inclusion in the proxy materials, will be considered untimely after March 7, 2003.

                                  OTHER EVENTS

     The Company has evaluated whether the benefits of remaining a reporting entity under the securities laws and having its stock registered under the Securities Exchange Act of 1934 and traded on the OTC Bulletin Board exceed the costs. As a result of this evaluation, the Company decided to deregister its Common Stock and Series 2 Preferred Stock. The Company's Series A Preferred Shares are not registered under the Securities Exchange Act of 1934. As a reporting company, the Company incurs additional costs complying with the reporting standards. Also, the Company is required to disclose information publicly it would not otherwise have to disclose and which it might prefer, for competitive reasons, not to disclose publicly. The Company also believes that there could be other advantages of deregistering its stock and believes, based upon the current number of holders and advice of counsel, that it is permitted. The stock may still trade in the Over-The-Counter securities market on pink sheets, from time to time, although the Company cannot assume a market will exist. The Company filed the Securities and Exchange Commission Form 15, Certification and Notice of Termination of Registration under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Sections 13 and 15(d) of the Securities Exchange Act of 1934, on April 5, 2002.

                                         AVESIS INCORPORATED


                                         Alan S. Cohn
                                         President and Chief Executive Officer

May 10, 2002

LETTER TO THE STOCKHOLDERS

Dear Stockholders:

     Avesis's 2001 financial results were dreadful. Reflecting primarily the loss of two major HMO vision customers, which we have been anticipating for the past two years, revenues from the Company's core vision and dental business fell by 7%, and we suffered a consolidated net loss of $1,367,471. The start-up of our infectious disease treatment business, AbsoluteCare, Inc. cost more and took longer to become profitable than we had originally hoped, but losses declined steadily each quarter and finally turned to profit by year end. For the full year, AbsoluteCare, Inc. had a loss from operations of $448,692 on revenue of $2,340,040. Avesis' core vision and dental benefits business had a loss from operations of $983,223 on revenues of $7,224,011. From our previous peak financial condition at December 31, 1999, through year-end 2001, we burned through approximately $1.9 million of cash as we continued to pay cash dividends on our preferred stock while developing both the small group insured vision business and our Atlanta infectious disease treatment center.

     I am happy to report that we are on track to execute the strategy that we formulated in 1999 to increase the number of contracts and broaden our product offerings so as to reduce our dependency on a small number of contracts. Since the loss, in January 2001, of the UHC contracts, which accounted for 54% ($3,036,355) of gross revenue for the seven months ended December 31, 1999 and 31% ($2,419,141) of gross revenue for the year ended December 31, 2000, we have made great strides in replacing the revenue through our group insurance product (Avesis Advantage), AbsoluteCare, Inc., and new sales in the HMO marketplace. As of January 2002, Avesis Incorporated's annualized consolidated revenue is approximately $15,900,000. This compares to:

                    Calendar year 2001 Revenue of $9,564,051
                    Calendar year 2000 Revenue of $7,808,695
                    Calendar year 1999 Revenue of $9,957,445

     After a two-year process, we received our Reinsurance License in November 2001. This license was necessary for us to be able to sell an insured vision program to employer groups throughout the United States. As of January 2002, our revenue from this product was approximately $500,000 per month, compared to January 2001 revenue of approximately $29,000. It should be noted, however, that two of the 186 groups account for approximately $400,000 of the monthly revenue.

     The growth of our Avesis Advantage programs is due primarily to the expansion of our national broker distribution force which sells directly to employer groups. We are also successfully contracting with other insurance companies that private label our vision plans to their insureds. We intend to continue to expand both distribution strategies in calendar year 2002.

     Avesis continues to expand upon its sales efforts into the HMO marketplace. We are at various contracting stages with several more HMO's that we are hopeful of implementing during calendar year 2002.

     Avesis continues to invest resources in our dental products and networks. We expect to launch our Avesis Advantage Insured Dental Plan in several states by the end of 2002. Since premiums for our dental plans are significantly greater than for our vision plans, our insured dental plans should provide a sizeable contribution to our revenue growth next year.

     AbsoluteCare, Inc. continues to grow and was profitable by year-end. The Center's patient visits are increasing each month, and our doctors are beginning to see the outcome benefits to our patients as they become more compliant with our medical protocols. We have identified a small second location in another underserved area of Atlanta for an ancillary center that will not require the leasehold improvements, pharmacy or lab of our primary center.

     During March 2002, the Board of Directors voted to deregister the common and preferred shares of Avesis by filing a Form 15, which was filed on April 5, 2002. This will obviate the need for future SEC filings and is expected to result in the delisting of Avesis's common and preferred shares from the OTC Bulletin Board where they have traded very infrequently over the past few years. The Company expects savings from no longer having to prepare and file reports with the SEC. It also expects to benefit competitively by not having to disclose publicly details of its operations, strategies and finances.

                                   Sincerely,


                                   Alan S. Cohn
                                   President and CEO

                               AVESIS INCORPORATED

                  ANNUAL MEETING OF SHAREHOLDERS - JUNE 7, 2002
                                      PROXY
                                  COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

WILLIAM L. RICHTER AND ALAN S. COHN, and each of them, are hereby authorized as Proxies, with full power of substitution, to represent and vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of Avesis Incorporated, a Delaware corporation, to be held on Friday, June 7, 2002, or any adjournment thereof, with like effect as if the undersigned were personally present and voting, upon the following matters:

1. Election of     [ ] FOR all nominees listed      [ ] WITHHOLD AUTHORITY
   Directors           below (except as marked to       to vote for all
                       the contrary below)              nominees listed below

 KENNETH L. BLUM, JR., KENNETH L. BLUM, SR., GERALD L. COHEN, WILLIAM R. COHEN,
               ALAN S. COHN, BRENT D. LAYTON, WILLIAM L. RICHTER

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)


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2. In their discretion, upon such other business as may properly come before the Meeting or any adjournment thereof; all as set out in the Notice and Proxy Statement relating to the Meeting, receipt of which is hereby acknowledged.

                           (Continued on reverse side)

                          (Continued from reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES.

Check appropriate box to Indicate changes below:
Address Change? [ ]  Name Change [ ]

                                    Dated: _______________________________, 2002

                                    ____________________________________________

                                    ____________________________________________
                                           Signature(s) of Shareholder(s)


                                    PLEASE SIGN PERSONALLY AS NAME APPEARS AT
                                    LEFT. When signing as attorney, executor, administrator, personal representative, trustee or guardian, give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer. If stock is held in the name of two or more persons, all should sign.

     PLEASE SIGN AND DATE THIS PROXY AND RETURN IN ENCLOSED PREPAID ENVELOPE
                              - PLEASE DO NOT FOLD